SONIC SOLUTIONS
POWER OF ATTORNEY TO EXECUTE
DOCUMENTS
REQUIRED PURSUANT TO
THE SECURITIES EXCHANGE ACT OF 1934


The undersigned, hereby constitutes
Julie Murray and Robert J. Doris,
and each of them with full
power of substitution, to execute
in the name and on behalf of
the undersigned any and all
documents and reports required
to be filed on behalf of the
undersigned in his or her capacity
as and officer, director or 10%
shareholder of Sonic Solutions
pursuant to the Securities Exchange
Act of 1934 and the respective
rules and regulations promulgated
thereunder, specifically including SEC
Forms 3, 4 and 5.  This Power of
Attorney shall be effective
until revoked by the undersigned by a
writing delivered to the above named
attorneys-in-fact at the following address:

Julie Murray
Sonic Solutions
101 Rowland Way
Novato, California 94501


IN WITNESS WHEREOF, the undersigned
has executed this Power of Attorney
as of this 30th day of July, 2003.


/s/ A. Clay Leighton